EXHIBIT 3.37
                                                                    ------------

                            ARTICLES OF INCORPORATION
                                       OF
                                DTEK CANADA, INC.
               -------------------------------------------------

         The undersigned incorporator of these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation for profit under the laws of the State of Florida.

                                ARTICLE I - NAME
                                ----------------

         The name of the Corporation is DTEK Canada, Inc.

                         ARTICLE II - NATURE OF BUSINESS
                         -------------------------------

         The Corporation is organized for the purpose of transacting any and all lawful business and shall have those powers generally conferred by Florida Statutes upon corporations organized in this state, and in addition to but not in limitation of such powers, shall also have the power:

                  (a) To acquire by purchase, lease or otherwise, lands and interests in lands, and to own, hold, improve, develop and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the Corporation, buildings or other structures, public or private, with their appurtenances and to manage, operate, lease, rent, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any lands so owned, held, or occupied and to encumber or dispose of any lands or interests in lands and any buildings or other structures, at any time owned or held by the Corporation. To buy, sell, mortgage, exchange, lease, hold for investment or otherwise, use and operate real estate of all kinds, improved or unimproved, and any right or interest therein.

                  (b) To acquire, by purchase, lease, manufacture or otherwise any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held or occupied by the Corporation and to invest, trade and deal in any personal property deemed beneficial to the Corporation and to lease, rent, encumber or dispose of any personal property at any time owned or held by the Corporation.

                  (c) To contract debts and borrow money, issue and sell or pledge bonds, debentures, notes and other evidences of indebtedness and to execute such mortgages, transfers or corporate indebtedness as required.


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                  (d) To purchase the corporate assets of any other corporation and engage in the same or other character of business.

                  (e) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by, any other corporation of the State of Florida or any other state or government and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

                  (f) To enter into, make, perform and carry out contracts and agreements of every kind, for any lawful purpose, without limit as to amount, with any person, firm, association or corporation; and to transact any further and other business necessarily connected with the purposes of the Corporation or calculated to facilitate the same.

                  (g) To carry on any or all of its operations and businesses and to promote its objects within the State of Florida or elsewhere, without restriction as to place or amount; and to have, use, exercise and enjoy all of the general powers of like corporations.

                  (h) To engage in any and all lawful businesses, trades, occupations and professions.

                  (i) To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors or other wise, alone, or in company with others and to do and perform all such other things and acts as may be necessary, profitable or expedient in carrying on any of the business or acts above-named.

         The intention is that none of the objects and powers as hereinabove set forth, except where otherwise specified in this Article, shall be in anywise limited or restricted by reference to or inference from the terms of any other objects, powers or clauses of this Article or any other Articles; but that the objects and powers specified in each of the clauses in this Article shall be regarded as independent objects and powers.

                           ARTICLE III - CAPITAL STOCK
                           ---------------------------

         The maximum number of shares of capital stock that the Corporation is authorized to have outstanding at any time is 10,000 shares of common stock, each having the par value of $.001.

         Authorized capital stock may be paid for in cash, services, or property, at a just value to be fixed by the Board of Directors of the Corporation at any regular or special meeting.

                 ARTICLE IV - COMMENCEMENT AND TERM OF EXISTENCE
                 -----------------------------------------------

         The Corporation shall have perpetual existence. These Articles of Incorporation shall be effective and the Corporation's existence shall commence upon the filing of these Articles of Incorporation by the Department of State.

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                               ARTICLE V - ADDRESS
                               -------------------

         The initial street and mailing address of the principal office of the Corporation is to be at 5029 Edgewater Drive, Orlando, Florida 32810. The Board of Directors may from time to time designate such other address and place for the principal office of the Corporation as it may see fit.

                             ARTICLE VI - DIRECTORS
                             ----------------------

         The Corporation shall have one (1) director initially. The number of directors may be increased or diminished from time to time by the Bylaws. The shareholders shall have the right and power at any regular meeting or at any special meeting called for such purpose to remove any director of the Corporation with or without cause.

                         ARTICLE VII - INITIAL DIRECTORS
                         -------------------------------

         The name and address of the initial director who shall hold office until his successors are elected and have qualified, is as follows:

         J. William Brandner
         5029 Edgewater Drive
         Orlando, FL 32810

                           ARTICLE VIII - INCORPORATOR
                           ---------------------------

         The name and post office address of the incorporator of these Articles of Incorporation is:

         Marshall S. Harris
         5029 Edgewater Drive
         Orlando, FL 32810

                ARTICLE IX - INITIAL REGISTERED OFFICE AND AGENT
                ------------------------------------------------

         The initial registered agent of the Corporation is Marshall S. Harris whose address is 5029 Edgewater Drive, Orlando, FL 32810.

                            ARTICLE X - VOTING RIGHTS
                            -------------------------

         Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding common shares.


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                               ARTICLE XI - BYLAWS
                               -------------------

         The power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be reserved to and vested in the Shareholders of the Corporation.

                          ARTICLE XII - INDEMNIFICATION
                          -----------------------------

         A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Cor poration as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. However, with respect to any action by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liabi lity, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Any indemnification hereunder shall be made only on a determination by a majority of disinterested directors or a majority of shareholders that indemnification is proper in the particular circumstances because the party to be indemnified has met the applicable standard of conduct. Determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the Corporation in advance of the final disposition of any action, suit, or proceeding, on a preliminary determination that the director, officer, employee, or agent met the applicable standard of conduct and on receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         B. The Corporation shall also indemnify any director, officer, employee, or agent who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, without the necessity of an independent determination that such director, officer, employee, or agent met any appropriate standard of conduct.

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         C. The indemnification provided for herein shall continue as to any person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

         D. In addition to the indemnification provided for herein, the Corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or wilful misconduct, under any resolution or agreement duly adopted by a majority of disinterested directors, or duly authorized by a majority of shareholders.

         E. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, deliver by mail to each shareholder of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigations or threatened litigation.

                        ARTICLE XIII - PREEMPTIVE RIGHTS
                        --------------------------------

         Each shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price at which it is offered to others, a pro rata portion of:

                  (1) Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash, labor done, personal property, or real property or leases thereof; or

                  (2) Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instrument or instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock of any class or classes.

                  ARTICLE XIV - RESTRICTIONS ON STOCK TRANSFERS
                  ---------------------------------------------

         All of the issued and outstanding shares of the Corporation may be made subject to restrictions on their transferability by agreement among the holders of such shares or between the holders of such shares and the Corporation. A copy of any such agreement shall be kept on file with the Secretary of the Corporation, and shall be subject to inspection by shareholders of record

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and bona fide creditors of the Corporation at reasonable times during business hours. Any transfer of stock in the Corporation in violation of any such agreement effectively restricting such transfer shall be void. Each share certificate issued by the Corporation shall have printed or stamped thereon either a notice that such shares are subject to transfer restrictions set forth in a specifically referenced document or the following legend:

         "The shares of capital stock evidenced by this certificate have not been registered under applicable federal or state securities laws and may not be sold or otherwise transferred unless so registered or unless the Corporation receives a legal opinion acceptable to the Corporation and its counsel that any such sale or other transfer is exempt from such registration requirements."

                             ARTICLE XV - AMENDMENT
                             ----------------------

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approved at a shareholders' meeting by a majority of the stock entitled to vote thereon, unless all the shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation may be made.

         IN WITNESS WHEREOF, the undersigned has hereunto signed and acknowledged the foregoing Articles of Incorporation under the laws of the State of Florida, on the date set forth next to his signature.

                       ------------------------------    -----------------------
                           Marshall S. Harris                 Date
                           Incorporator






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             CERTIFICATE DESIGNATING PLACE OF REGISTERED OFFICE FOR
                    SERVICE OF PROCESS WITHIN THIS STATE AND
             NAMING REGISTERED AGENT UPON WHOM PROCESS MAY BE SERVED



         PURSUANT to Chapter 48.091 of the Florida Statutes, the following is submitted in compliance with said Act:

         DTEK CANADA, INC., desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation in the City of Orlando, County of Orange, State of Florida, has named as Registered Agent, Marshall S. Harris and Registered Office at 5029 Edgewater Drive, Orlando, FL 32810, to accept service of process within this State.


ACKNOWLEDGMENT:

         Having been named to accept service of process for the above-stated Corporation, at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Act relative to keeping open such office.



                                         ---------------------------------------
                                         Marshall S. Harris
                                         Registered Agent